Exhibit 13.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of ChinaEdu Corporation (the “Company”), hereby certifies that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to her knowledge on the date hereof:

(c)                                                          the Form 20-F of the Company for the year ended December 31, 2008 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(d)                                                         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lily Liu
Lily Liu
Chief Financial Officer
June 30, 2009